      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 16, 1999

                                                      REGISTRATION NO. 333-78459
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549
                               ---------------


                                AMENDMENT NO. 3

                                       TO

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ---------------
                             NEXTEL PARTNERS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



              DELAWARE                          4813                    91-1930918
  (State or Other Jurisdiction of   (Primary Standard Industrial     (I.R.S. Employer
   Incorporation or Organization)    Classification Code Number)   Identification No.)

                               ---------------

        4500 CARILLON POINT, KIRKLAND, WASHINGTON 98033, (425) 828-1713 (Address, including ZIP code, and telephone number, including area code, of the Registrant's principal executive offices)

                               ---------------

                             DONALD MANNING, ESQ.
                              4500 CARILLON POINT
                          KIRKLAND, WASHINGTON 98033
                                (425) 828-1713
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ---------------

                                   COPY TO:
                             BRUCE R. KRAUS, ESQ.
                           WILLKIE FARR & GALLAGHER
                              787 SEVENTH AVENUE
                           NEW YORK, NEW YORK 10019
                                (212) 728-8000

                               ---------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED OFFER TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.


If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
================================================================================

                                    PART II



ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


     (A) EXHIBITS:



 3.1*     Restated Certificate of Incorporation of the Company.

 3.2*     Bylaws of the Company.

 4.1* Indenture, dated January 29, 1999, by and between the Company and The Bank of New York, as trustee, relating to the 14% Senior Discount Notes due 2009.

 4.2* Registration Rights, dated as of January 29, 1999, by and among the Company, Donaldson, Lufkin & Jenrette Securities Corporation, Barclays Capital Inc., First Union Capital Markets, BNY Capital Markets, Inc. and Nesbitt Burns Securities Inc.

 4.3* Credit Agreement, dated as of January 29, 1999, among Nextel Partners Operating Corp., DLJ Capital Fund, Inc., The Bank of New York, Bank of Montreal and other financial institutions.

 4.4* Borrower Security and Pledge Agreement, dated as of January 29, 1999, by and between Nextel Partners Operating Corp. and Bank of Montreal.

 4.5* Subsidiary Security and Pledge Agreement, dated as of January 29, 1999, by and among the subsidiaries of the Company and Bank of Montreal.

 4.6* Parent Guaranty and Pledge Agreement, dated as of January 29, 1999, by and between the Company and Bank of Montreal.

 4.7* Subsidiary Guaranty, dated as of January 29, 1999, by and among the subsidiaries of the Company and Bank of Montreal.

 5.1*     Opinion of Willkie Farr & Gallagher.

 8.1* Opinion of Willkie Farr & Gallagher with respect to certain tax matters.

10.1* Purchase Agreement, dated January 22, 1999, by and among the Company, Donaldson, Lufkin & Jenrette Securities Corporation, Barclays Capital Inc., First Union Capital Markets, BNY Capital Markets, Inc. and Nesbitt Burns Securities Inc.

10.2* Shareholders' Agreement, dated as of January 29, 1999, among the Company and the shareholders named therein.

10.3* Joint Venture Agreement, dated as of January 29, 1999, by and among the Company, Nextel Partners Operating Corp., and Nextel WIP Corp.

10.4* Interim Management Agreement, dated as of January 29, 1999, by and between Nextel Partners Operating Corp. and Nextel WIP Corp.

10.5* Analog Management Agreement, dated as of January 29, 1999, by and between Nextel Partners Operating Corp. and Nextel WIP Corp.

10.6* Trademark License Agreement, dated as of January 29, 1999, by and between Nextel Partners Operating Corp. and Nextel WIP Corp.

10.7* Roaming Agreement, dated as of January 29, 1999, by and between Nextel Partners Operating Corp. and Nextel WIP Corp.

10.8* Switch Sharing Agreement, dated as of January 29, 1999, by and between Nextel Partners Operating Corp. and Nextel WIP Corp.

10.9*+ Transition Services Agreement, dated as of January 29, 1999, by and between Nextel Partners Operating Corp. and Nextel WIP Corp.

10.10+ iDEN (Registered Trademark) Infrastructure Equipment Purchase Agreement, dated as of January 29, 1999, by and between Motorola, Inc. and Nextel Partners Operating Corp.

10.11+ Subscriber Purchase and Distribution Agreement, dated as of January 29, 1999, by and between Motorola, Inc. and Nextel Partners Operating Corp.

10.12* Agreement Specifying Obligations of, and Limiting Liability and Recourse to, Nextel, dated as of January 29, 1999, among the Company, Nextel Partners Operating Corp. and Nextel Communications, Inc.

10.13* Asset and Stock Transfer and Reimbursement Agreement, dated as of January 29, 1999, by and between Nextel Partners Operating Corp. and Nextel WIP Corp.

10.14* Employment Agreement, dated as of January 29, 1999, between the Company and John Chapple.

10.15* Employment Agreement, dated as of January 29, 1999, between the Company and John Thompson.

10.16* Stock Option Agreement, dated as of January 29, 1999, between the Company and John Thompson.

10.17* Non-negotiable Promissory Note, dated January 29, 1999, by John Thompson to the Company.

10.18*     1999 Nonqualified Stock Option Plan of the Company

10.19* Form of Restricted Stock Purchase Agreement, dated as of November 20, 1998, between the Company and John Chapple, John Thompson, Daivd Thaler, David Aas, Perry Satterlee and Mark Fanning.

10.20* Form of Amendment No. 1 to Restricted Stock Purchase Agreement, dated as of January 29, 1999, between the Company and John Chapple, John Thompson, David Thaler, David Aas, Perry Satterlee and Mark Fanning.

10.21* Employment Agreement, dated as of January 29, 1999, between the Company and David Aas.

10.22* Employment Agreement, dated as of January 29, 1999, between the Company and Perry Satterlee.

10.23* Employment Agreement, dated as of January 29, 1999, between the Company and David Thaler.


10.24* Subscription and Contribution Agreement, dated as of January 29, 1999, among the Company and the Buyers named therein.

  12*      Ratio of Earnings to Fixed Charges.

  21*      Subsidiaries of the Company.

23.1*      Consent of Arthur Andersen LLP.

23.2* Consent of Willkie Farr & Gallagher (included in their opinions filed as Exhibits 5.1 and 8.1).

24.1* Powers of Attorney (included on signature page to Registration Statement on Form S-4).

25.1*      Statement on Form T-1 of Eligibility of Trustee.

  27*      Financial Data Schedule.

99.1*      Form of Letter of Transmittal.

99.2*      Form of Notice of Guaranteed Delivery.

99.3*      Form of Letter to Clients.

99.4*      Form of Letter to Nominees.

----------
 *  Previously filed.


 + Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 246-2 under the Securities Exchange Act of 1934, as amended.



     (B) FINANCIAL STATEMENT SCHEDULES:


     None.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this Amendment No. 3 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kirkland, State of Washington, on the 16th day of July, 1999.




                                        NEXTEL PARTNERS, INC.
                                        By: /s/ John Chapple
                                           ------------------------------------
                                           John Chapple
                                           Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.






           SIGNATURE                          TITLE                   DATE
           ---------                          -----                   ----
          /s/ John Chapple        President, Chief Executive     July 16, 1999
-----------------------------     Officer and Director
          John Chapple

             *                    Chief Financial Officer        July 16, 1999
-----------------------------     and Treasurer
       John D. Thompson

              *                   Director                       July 16, 1999
-----------------------------
       Timothy M. Donahue

              *                   Director                       July 16, 1999
-----------------------------
       Andrew H. Rush

              *                   Director                       July 16, 1999
-----------------------------
        Andrew E. Sinwell

              *                   Director                       July 16, 1999
-----------------------------
      Dennis M. Weibling



*By: /s/ John Chapple
     -------------------------
     John Chapple
     Attorney-in-Fact

                                 EXHIBIT INDEX






EXHIBIT
  NO.                        DESCRIPTION
  ---                        -----------
  3.1*     Restated Certificate of Incorporation of the Company.
  3.2*     Bylaws of the Company.
  4.1*     Indenture, dated January 29, 1999, by and between the Company and The
           Bank of New York, as trustee, relating to the 14% Senior Discount
           Notes due 2009.
  4.2*     Registration Rights, dated as of January 29, 1999, by and among the
           Company, Donaldson, Lufkin & Jenrette Securities Corporation,
           Barclays Capital Inc., First Union Capital Markets, BNY Capital
           Markets, Inc. and Nesbitt Burns Securities Inc.
  4.3*     Credit Agreement, dated as of January 29, 1999, among Nextel Partners
           Operating Corp., DLJ Capital Fund, Inc., The Bank of New York, Bank
           of Montreal and other financial institutions.
  4.4*     Borrower Security and Pledge Agreement, dated as of January 29, 1999, by and between Nextel Partners Operating Corp. and Bank of Montreal.
  4.5*     Subsidiary Security and Pledge Agreement, dated as of January 29,
           1999, by and among the subsidiaries of the Company and Bank of
           Montreal.
  4.6*     Parent Guaranty and Pledge Agreement, dated as of January 29, 1999, by and between the Company and Bank of Montreal.
  4.7*     Subsidiary Guaranty, dated as of January 29, 1999, by and among the subsidiaries of the Company and Bank of Montreal.
  5.1*     Opinion of Willkie Farr & Gallagher.
  8.1*     Opinion of Willkie Farr & Gallagher with respect to certain tax matters.
 10.1*     Purchase Agreement, dated January 22, 1999, by and among the Company,
           Donaldson, Lufkin & Jenrette Securities Corporation, Barclays Capital
           Inc., First Union Capital Markets, BNY Capital Markets, Inc. and
           Nesbitt Burns Securities Inc.
 10.2*     Shareholders' Agreement, dated as of January 29, 1999, among the
           Company and the shareholders named therein.
 10.3*     Joint Venture Agreement, dated as of January 29, 1999, by and among the Company, Nextel Partners Operating Corp., and Nextel WIP Corp.
 10.4*     Interim Management Agreement, dated as of January 29, 1999, by and between Nextel Partners Operating Corp. and Nextel WIP Corp.
 10.5*     Analog Management Agreement, dated as of January 29, 1999, by and between Nextel Partners Operating Corp. and Nextel WIP Corp.
 10.6*     Trademark License Agreement, dated as of January 29, 1999, by and between Nextel Partners Operating Corp. and Nextel WIP Corp.
 10.7*     Roaming Agreement, dated as of January 29, 1999, by and between
           Nextel Partners Operating Corp. and Nextel WIP Corp.
 10.8*     Switch Sharing Agreement, dated as of January 29, 1999, by and between Nextel Partners Operating Corp. and Nextel WIP Corp.
 10.9*+    Transition Services Agreement, dated as of January 29, 1999, by and between Nextel Partners Operating Corp. and Nextel WIP Corp.
10.10+     iDEN (Registered Trademark) Infrastructure Equipment Purchase
           Agreement, dated as of January 29, 1999, by and between Motorola,
           Inc. and Nextel Partners Operating Corp.
10.11+     Subscriber Purchase and Distribution Agreement, dated as of January
           29, 1999, by and between Motorola, Inc. and Nextel Partners Operating
           Corp.
10.12*     Agreement Specifying Obligations of, and Limiting Liability and
           Recourse to, Nextel, dated as of January 29, 1999, among the Company,
           Nextel Partners Operating Corp. and Nextel Communications, Inc.


EXHIBIT
  NO.                        DESCRIPTION
  ---                        -----------
10.13*      Asset and Stock Transfer and Reimbursement Agreement, dated as of
            January 29, 1999, by and between Nextel Partners Operating Corp. and
            Nextel WIP Corp.
10.14*      Employment Agreement, dated as of January 29, 1999, between the
            Company and John Chapple.
10.15*      Employment Agreement, dated as of January 29, 1999, between the
            Company and John Thompson.
10.16*      Stock Option Agreement, dated as of January 29, 1999, between the
            Company and John Thompson.
10.17*      Non-negotiable Promissory Note, dated January 29, 1999, by John
            Thompson to the Company.
10.18*      1999 Nonqualified Stock Option Plan of the Company
10.19*      Form of Restricted Stock Purchase Agreement, dated as of November
            20, 1998, between the Company and John Chapple, John Thompson, Daivd
            Thaler, David Aas, Perry Satterlee and Mark Fanning.
10.20*      Form of Amendment No. 1 to Restricted Stock Purchase Agreement,
            dated as of January 29, 1999, between the Company and John Chapple,
            John Thompson, David Thaler, David Aas, Perry Satterlee and Mark
            Fanning.
10.21*      Employment Agreement, dated as of January 29, 1999, between the
            Company and David Aas.
10.22*      Employment Agreement, dated as of January 29, 1999, between the
            Company and Perry Satterlee.
10.23*      Employment Agreement, dated as of January 29, 1999, between the
            Company and David Thaler.
10.24*      Subscription and Contribution Agreement, dated as of January 29,
            1999, among the Company and the Buyers named therein.
  12*       Ratio of Earnings to Fixed Charges.
  21*       Subsidiaries of the Company.
23.1*       Consent of Arthur Andersen LLP.
23.2*       Consent of Willkie Farr & Gallagher (included in their opinions filed as Exhibits 5.1 and 8.1).
24.1*       Powers of Attorney (included on signature page to Registration
            Statement on Form S-4).
25.1*       Statement on Form T-1 of Eligibility of Trustee.
  27*       Financial Data Schedule.
99.1*       Form of Letter of Transmittal.
99.2*       Form of Notice of Guaranteed Delivery.
99.3*       Form of Letter to Clients.
99.4*       Form of Letter to Nominees.


----------
 *  Previously filed.

 + Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 246-2 under the Securities Exchange Act of 1934, as amended.